                                                        Exhibit 11
                                                        ----------


                         SYNETIC, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                 QUARTERS ENDED    NINE MONTHS ENDED
                                                    MARCH 31,          MARCH 31,
                                                -----------------  ------------------
                                                 1998      1997     1998      1997
                                                -------  --------  -------  ---------

Basic earnings(loss)
  from operations....................  (A)      $ 2,376  $(2,420)  $ 6,161  $(25,965)

Assumed conversion of convertible
  debentures(1)......................                 -        -         -         -
                                                -------  -------   -------  --------

Diluted earnings from operations.....  (B)      $ 2,376  $(2,420)  $ 6,161  $(25,965)
                                                =======  =======   =======  ========

Weighted average shares
  outstanding - basic................  (C)       17,678   17,491    17,652    17,058

Common stock equivalents for
  dilutive earnings per
  share using the treasury
  stock method.......................             2,216        -     1,906         -
                                                -------  -------   -------  --------

Additional equivalent shares upon
  assumed conversion of convertible
  debentures(1)......................                 -        -         -         -
                                                -------  -------   -------  --------

Weighted average shares and common
  equivalent shares outstanding
  for diluted earnings per share.....  (D)       19,894   17,491    19,558    17,058

EARNINGS PER SHARE

Basic................................  (A)/(C)  $   .13  $  (.14)  $   .35  $  (1.52)

Diluted..............................  (B)/(D)  $   .12  $  (.14)  $   .32  $  (1.52)

---------------------------

(1) The Convertible Debenture conversion is not included in the computation of earnings per share as it is anti-dilutive for all periods presented.